UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

Sensei Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39980	83-1863385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SNSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 17, 2026, Sensei Biotherapeutics, Inc., a Delaware corporation (the “Company” or “Sensei”), acquired Faeth Therapeutics, LLC, a Delaware limited liability company and wholly owned subsidiary of HoldCo (as defined below) (“Faeth”), in accordance with the terms of the Agreement and Plan of Merger, dated February 17, 2026 (the “Merger Agreement”), by and among the Company, Sapphire First Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Sapphire Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), Faeth Holdings Therapeutics, Inc., a Delaware corporation (“HoldCo” and, together with Faeth, the “Faeth Entities”) and Faeth. Pursuant to the Merger Agreement, First Merger Sub merged with and into HoldCo, pursuant to which HoldCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, HoldCo merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, following the closing of the Merger (the “Closing”), the Company issued to the stockholders of HoldCo an aggregate of 10,602.3880 shares of Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) (as described below), each share of which is convertible into 1,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), subject to certain conditions described below.

Reference is made to the discussion of the Series B Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Shares of Common Stock held by holders thereof immediately prior to the First Effective Time remain outstanding and unaffected by the Merger. Immediately following the consummation of the Merger but prior to giving effect to the Financing (as defined below), assuming the conversion of shares of Series B Preferred Stock issued pursuant to the Merger Agreement into shares of Common Stock (without giving effect to any beneficial ownership limitations), pre-transaction equityholders of the Company hold approximately 10.7% of the issued and outstanding shares of Common Stock and former equityholders of HoldCo and Faeth hold approximately 89.3% of the issued and outstanding shares of Common Stock, in each case, calculated on a fully-diluted basis using the treasury stock accounting of method and based on the implied equity values of the Company and the Faeth Entities. Following the consummation of the Financing (as defined below) and the consummation of the, assuming the conversion of the PIPE Securities (as defined below) and shares of Series B Preferred Stock issued pursuant to the Merger Agreement into shares of Common Stock (in each case, without giving effect to any beneficial ownership limitations), pre-transaction equityholders of the Company will hold approximately 4.9% of the issued and outstanding shares of Common Stock, former equityholders of HoldCo and Faeth will hold approximately 40.8% of the issued and outstanding shares of Common Stock and the Investors (as defined below) will hold approximately 54.3% of the issued and outstanding shares of Common Stock, in each case, calculated on a fully-diluted basis using the treasury stock method and based on the implied equity values of the Company and the Faeth Entities.

Pursuant to the terms of the Merger Agreement, each option to purchase Faeth common stock was assumed by the Company and was converted into an option, as applicable, to purchase Common Stock and the warrant to purchase Faeth common stock was converted into a warrant to purchase Series B Preferred Stock.

Pursuant to the Merger Agreement and the Purchase Agreement (as defined below), the Company has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration (i) the approval, in accordance with certain of the rules of the Nasdaq Stock Market, LLC (“Nasdaq”) of the conversion of the Series B Preferred Stock into shares of Common Stock (the “Conversion Proposal”), (ii) the approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b) (the “Change in Control Proposal”), (iii) amendment of the Company’s certificate of incorporation to authorize an increase of up to 300,000,000 shares of Common Stock (the “Charter Amendment Proposal” and, together with the Conversion Proposal and the Change in Control Proposal, the “Company Stockholder Matters”), (iv) to the extent deemed necessary or advisable by the Company or Faeth, to amend the Company’s certificate of incorporation to effectuate a reverse stock split of all outstanding shares of Common Stock at a reverse stock split ratio of 1:2 to 1:12 (or as otherwise mutually agreed by the Company and Faeth) for the purpose of maintaining compliance with Nasdaq listing standards or as otherwise deemed advisable by Faeth, (v) the approval of (A) the 2026 Equity Incentive Plan, which will provide for new awards for a number of shares of Common Stock not exceeding 10% of the fully diluted shares of capital stock of the Company outstanding immediately after the Financing, and subject to approval by the board of directors of the Company (the “Board”), and which will include an annual increase pursuant to an “evergreen” provision providing for an annual increase of up to 5% of the total number of fully diluted shares of capital stock of the Company outstanding as of the day prior to such increase and (B) the 2026 Employee Stock Purchase Plan, with a total pool of shares of Common Stock not exceeding 1% of the fully diluted shares of capital stock of the Company outstanding immediately after the Financing, and which shall include an annual increase pursuant to an “evergreen” provision providing for an annual increase of up to 1% of the total number of fully diluted shares of capital stock of Parent outstanding as of the day prior to such increase, (matters contemplated in items (i) to (v) collectively, the “Meeting Proposals”) and (vi) to make such other changes as may be mutually agreed by the Company and Faeth. In connection with these matters, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials.

Pursuant to the Merger Agreement, as promptly as practicable following the closing date of the Merger (the “Closing Date”) (and in any event within 75 days following the closing of the Financing), the Company has agreed to prepare and file with the SEC, a Registration Statement Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available) to register the resale the Common Stock issued pursuant to the Merger Agreement, the shares of Common Stock underlying the Series B Preferred Stock issued pursuant the Merger Agreement, and the shares of Common Stock underlying the Series B Preferred Stock that are issuable upon exercise of Faeth’s warrant assumed by the Company pursuant to the Merger Agreement.

The Board unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger did not require the approval of the Company stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, HoldCo or Faeth. The Merger Agreement contains representations, warranties and covenants that the Company, HoldCo and Faeth made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company, HoldCo and Faeth and may be subject to important qualifications and limitations agreed to by the Company, HoldCo and Faeth in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Faeth and HoldCo, on the other hand, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, the Company and Faeth entered into stockholder support agreements (the “Support Agreements”) with certain of the Company’s officers and directors (solely in their capacity as stockholders), representing 1.6% of the pre-transaction shares of Common Stock outstanding. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Meeting Proposals at the Company stockholders’ meeting to be held in connection therewith, subject to and in accordance with the terms of the Support Agreements.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit D to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain officers, directors and certain stockholders of HoldCo as of immediately prior to the Merger, and certain of the directors and officers of the Company as of immediately prior to the Merger entered into lock-up agreements with the Company and Faeth, pursuant to which each such stockholder will be subject to a 180-day lockup on the sale or transfer of shares of Common Stock and Series B Preferred Stock held by each such stockholder at the Closing, including those shares received by HoldCo stockholders in the Merger (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement and Securities Purchase Agreement

On February 17, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”).

Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 14,440.395 shares of Series B Preferred Stock (the “PIPE Securities”) for an aggregate cash purchase price of approximately $200 million (collectively, the “Financing”). Each share of Series B Preferred Stock is convertible into 1,000 shares of Common Stock, subject to certain conditions described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series B Preferred Stock are set forth in the Certificate of Designation (as defined below).

The closing of the Financing is expected to occur on February 20, 2026 (the “Financing Closing Date”), subject to customary closing conditions set forth in the Purchase Agreement including the accuracy of representations and warranties, compliance with covenants and the delivery of customary closing deliverables.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

In connection with the closing of the Financing, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 75 calendar days following the Financing Closing Date. The Company shall use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within five business days of the date the Company is notified by the SEC that the registration statement will not be reviewed (or within 60 calendar days if the SEC reviews the registration statement).

The Company has also agreed to, among other things, indemnify the Investors, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The Financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), promulgated thereunder, as a transaction by an issuer not involving a public offering, and Rule 506 of Regulation D. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On February 17, 2026, the Company completed its acquisition of the Faeth Entities. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 - Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The PIPE Securities and shares of Series B Preferred Stock issued pursuant to the Merger Agreement were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The PIPE Securities and shares of Series B Preferred Stock issued pursuant to the Merger Agreement have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

In accordance with the Merger Agreement, on February 17, 2026, effective immediately after the First Effective Time, Anand Parikh was appointed to the Board as a Class I director of the Board.

Anand Parikh (Age 40) currently serves as the Company’s Chief Operating Officer and member of the Board. Prior to the Closing of the Merger, Mr. Parikh served as the Chief Executive Officer, Co-Founder and member of the Board of Directors of Faeth since its inception in April 2019. Prior to co-founding Faeth, Mr. Parikh served in multiple executive roles at Virta Health beginning in May 2015, including General Counsel, Head of Finance and Head of Human Resources. In these roles, he was responsible for legal, finance, human resources, and corporate operations functions and supported the company’s growth and strategic initiatives. Earlier in his career, Mr. Parikh was a Corporate Associate at Morrison & Foerster LLP, where he advised emerging growth companies and investors on corporate transactions, including financings and mergers and acquisitions. Mr. Parikh holds a J.D. from New York University School of Law and a B.A. in Political Science from the University of Michigan.

Except as described in the Merger Agreement, there are no arrangements or understandings between Mr. Parikh and any other person pursuant to which he was appointed as a director of the Company. Except as described below, Mr. Parikh is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Board Committees

On February 17, 2026, Mr. Donenberg was appointed as a member to the Audit Committee of the Board.

Indemnification Agreements

In connection with Mr. Parikh’s appointment as a director, Mr. Parikh will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 28, 2025.

Executive Officers

In accordance with the Merger Agreement, on February 17, 2026, effective immediately after the First Effective Time, Anand Parikh was appointed as the Chief Operating Officer of the Company. In connection with Mr. Parikh’s appointment as Chief Operating Officer, the Company has entered into an employment letter with Mr. Parikh (the “Parikh Agreement”). The Parikh Agreement provides, among other things, that Mr. Parikh will remain an employee of Faeth (with no change to his existing salary) but will provide services to the Company and its affiliates. In addition, effective February 17, 2026, the Company granted Mr. Parikh a sign-on equity award consisting of an option (the “Parikh Option”) to purchase 1,239,305 shares of Common Stock at a per-share exercise price equal to the fair market value of a share of Common Stock on the date of grant. The Parikh Option is eligible to vest, on a schedule whereby 25% of the shares of Common Stock subject to the Parikh Option will vest on the first anniversary of the date of grant, and the remaining shares will vest in equal monthly installments over a three-year period, in each case, subject to Mr. Parikh’s continued employment through the applicable vesting date, subject to continued service through the applicable vesting date. The Parikh Option was granted outside of, but subject to the terms of, the Company’s 2021 Equity Incentive Plan, and pursuant to the terms of the applicable award agreement.

Mr. Parikh has no family relationships with any of the executive officers or directors of the Company. Except as otherwise described in the Merger Agreement, there are no arrangements or understandings between Mr. Parikh and any other person pursuant to which he was appointed as an executive officer of the Company. Except as described above, Mr. Parikh is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Parikh Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Parikh Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

On February 17, 2026, the Company amended the Retention Agreements previously entered into with Christoper Gerry, its President and Principal Executive Officer, and Josiah Craver, its Senior Vice President of Finance and Principal Finance and Accounting Officer (the “Retention Agreement Amendments”). The Retention Agreement Amendments provide that, in place of the second retention bonus payable under the original Retention Agreements, Messrs. Gerry and Craver are each eligible to receive a retention bonus equal to the sum of (i) 12 months’ base salary plus their target annual bonus for 2026, plus (ii) an amount equal to their target annual bonus for 2026 prorated based on the number of months employed during 2026 as of the applicable date the retention bonus is earned, payable if such employee remains employed through the Stockholder Meeting or, if earlier, upon termination without cause or resignation for good reason, subject to the employee timely executing a separation agreement and general release of claims in favor of the Company.

The foregoing description of the Retention Agreement Amendments do not purport to be complete and are qualified by reference to the full text of the Retention Agreement Amendments. Copies of the Retention Agreements and the Retention Agreement Amendments will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Inducement Awards

On February 17, 2026, the Board approved sign-on equity awards to certain Faeth employees who are expected to commence employment with the Company immediately following the Merger (the “Inducement Awards”) in the form of nonstatutory stock option grants outside of, but subject to the terms of, the Company’s 2021 Equity Incentive Plan (including the Parikh Option). The Inducement Awards consisted of options to purchase in the aggregate 2,319,893 shares of Common Stock at a per-share exercise price equal to the fair market value of a share of Common Stock on the date of grant and are eligible to vest on a schedule whereby 25% of the shares of Common Stock subject to such options will best on the first anniversary of the date of grant, and the remaining shares will vest in equal monthly installments over a three-year period, in each case, subject to the grantee’s continued employment through the applicable vesting date.

The Inducement Awards were issued without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, the Inducement Awards were made only to individuals who are commencing employment with the Company or a subsidiary thereof and such grants were made in connection with his or her commencement of employment with the Company or such subsidiary and as an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the form of stock option grant notice and stock option agreement used for the Inducement Awards (including the Parikh Option) is filed herewith as Exhibit 10.4.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock (the “Certificate of Designation”) in connection with the Merger and the Financing referenced in Item 1.01 above. The Certificate of Designation provides for the creation of the Company’s Series B Preferred Stock.

Holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise provided in the Certificate of Designation or as otherwise required by the General Corporation Law of the State of Delaware, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation, amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock, (ii) issue further shares of Series B Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series B Preferred Stock, (iii) prior to the stockholder approval of the Company Stockholder Matters, consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction or in which the Company issues securities in such transaction that represent or are convertible into securities representing more than a majority of the voting power of the Company immediately before such transaction, (iv) prior to the stockholder approval of the Company Stockholder Matters, authorize or issue any class or series of stock that has powers, preferences or rights that are senior to those of the Series B Preferred Stock, (v) amend, waive or modify the Merger Agreement in any manner that would be reasonably likely to prevent, impede or materially delay stockholder approval of the Company Stockholder Matters or the Automatic Conversion (as defined in the Certificate of Designation) or (iv) enter into any agreement with respect to any of the foregoing. Holders of shares of Common Stock acquired upon the conversion of shares of Series B Preferred Stock shall be entitled to the same voting rights as each other holder of Common Stock, except that such holders may not vote such shares in connection with the Company Stockholder Matters in accordance with Rule 5635 of the listing rules of Nasdaq.

Following stockholder approval of the Company Stockholder Matters, each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.99% and 19.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion, provided that following approval of the Nasdaq Listing Application (as defined in the Merger Agreement) and the Company Stockholder Matters, such beneficial ownership blockers may be waived by each holder of Series B Preferred Stock upon written notice to the Company to be effective on the 61st day following receipt of such notice.

If at any time after the earlier of (i) approval of the Company Stockholder Matters or (ii) six months after the initial issuance of the Series B Preferred Stock, the Company fails to deliver to the holder of the Series B Preferred Stock shares of Common Stock underlying such shares Series B Preferred Stock, then (other than in certain circumstances set forth in the Certificate of Designation), the Company will pay, at the request of such holder, an amount of cash by wire transfer of immediately available funds equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.

On February 18, 2026, the Company issued a press release related to the Merger and the Financing, and made available Faeth’s investor presentation to be used in general corporate communications and investor communications. Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 and the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Forward Looking Statements

Certain statements contained in this Form 8-K may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “designed to,” “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue,” “ongoing” or similar expressions, or the negative of such words, are intended to identify “forward-looking statements.” These forward-looking statements include, but are not limited to, statements regarding the Company, Faeth, the Financing and the Merger, including the closing of the Financing, if any, and the expected effects, perceived benefits or opportunities and related timing with respect thereto; expectations regarding or plans for the combined company’s pipeline, including its ongoing clinical trials and research and development programs; the potential benefits of PIKTOR; and expectations regarding the use of proceeds from the Financing and cash runway expectations therefrom, including such proceeds funding the combined company through key clinical milestones and the expected timing of such milestones. The Company has based these forward-looking statements on its current expectations and projections about future events. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to these differences include those above in this Current Report on Form 8-K and in the Company’s other filings with the SEC. Statements made herein are as of the date of the filing of this Current Report on Form 8-K with the SEC and should not be relied upon as of any subsequent date. Unless otherwise required by applicable law, the Company does not undertake, and it specifically disclaim, any obligation to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to include such financial statements by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to include such pro forma financial information by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)  Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated February 17, 2026, by and among Sensei Biotherapeutics, Inc., Sapphire First Merger Sub, Inc., Sapphire Second Merger Sub, LLC, Faeth Holdings Therapeutics, Inc. and Faeth Therapeutics, LLC

3.1	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock

10.1*	Form of Securities Purchase Agreement, dated as of February 17, 2026, by and among Sensei Biotherapeutics, Inc. and each investor listed on Exhibit A thereto

10.2	Form of Registration Rights Agreement, by and among Sensei Biotherapeutics, Inc. and certain investors signatory thereto

10.3	Employment Letter between the Company and Anand Parikh, effective February 17, 2026

10.4	Form of Stock Option Grant Notice and Stock Option Agreement for Inducement Grants Outside of the Sensei Biotherapeutics, Inc. 2021 Equity Incentive Plan

99.1	Press Release issued on February 18, 2026

99.2	Investor Presentation, dated February 18, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.	Sensei Biotherapeutics, Inc.

Date: February 18, 2026	By:	/s/ Christopher W. Gerry
	Name:	Christopher W. Gerry
	Title:	President and Principal Executive Officer